EXHIBIT 5.1


                                 BRYAN CAVE LLP

                           1290 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10104
                                 (212) 541-2000


June 10, 2004

Barnes & Noble, Inc.
122 Fifth Avenue
New York, NY 10011

Re:  Barnes & Noble, Inc. Registration on Form S-8

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Barnes & Noble, Inc., a Delaware corporation (the "Company"), on or about the date hereof with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 7,300,000 shares (the "Shares") of the Company's common stock, $0.001 par value per share, issuable pursuant to the terms of the Company's 2004 Incentive Plan (the "Incentive Plan") and the Company's 2004 Executive Performance Plan (the "Performance Plan" and, together with the Incentive Plan, the "Plans").

We have examined a copy of the Registration Statement, the Plans, the Amended and Restated Certificate of Incorporation of the Company, and all amendments thereto, the Amended and Restated Bylaws of the Company, and all amendments thereto, the resolutions adopted by the Company's Board of Directors and such other corporate records, agreements and instruments of the Company, certificates of public officials and officers of the Company as we have deemed necessary or appropriate as a basis for us to render the opinion hereinafter expressed.

Based upon the foregoing, it is our opinion that the Shares issuable pursuant to the terms of the Plans have been duly authorized and, when issued in accordance with the terms of either of the Plans and upon payment of any applicable exercise price therefor, will be validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.

                                          Very truly yours,

                                          /s/ Bryan Cave LLP